UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MARCO COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

FLORIDA
(State or other jurisdiction of incorporation or organization)

84-1620092
(IRS Employer Identification No.)

1770 San Marco Road, Marco Island, Florida 34145; (239) 389-5200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Storm, Jr.
Chairman and Chief Executive Officer
1770 San Marco Road
Marco Island, Florida 34145
(239) 389-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies requested to:
A. George Igler, Esq. or  Richard L. Pearlman, Esq.
Igler & Dougherty, P.A.
2457 Care Drive
Tallahassee, Florida 32308
Telephone: (850) 878-2411
Facsimile: (850) 878-1230

Immediately after this Registration Statement becomes effective
(Approximate date of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: 

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer 	Accelerated filer 
Non-accelerated filer  (Do not check if a smaller reporting company)	Smaller reporting company x

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Offering price per share	Aggregate offering price (1)	Amount of registration fee
Common stock	1,000,000 shares	$6.50	$6,500,000	$255.45
(1)	Estimated solely for the purpose of calculating the registration fee on the basis of the maximum number of shares offered

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(A), may determine.

PROSPECTUS

SHAREHOLDERS’ RIGHTS OFFERING
$___,000 – 1,000,000 SHARES OF COMMON STOCK – $___ PER SHARE

MARCO COMMUNITY BANCORP, INC. is offering 1,000,000 shares of common stock to its current shareholders. The proceeds of the offering will be used to provide operating capital (including additional allowances for loan losses, if necessary) and to support our continued growth. The shares are being offered at a price of $___ per share.

This offer is being made only to persons who owned shares of our common or preferred stock as of ___________, 2008. Each common shareholder is entitled to purchase an amount of shares equal to 20% of the common shares owned on that date, or one share for each five shares owned. Each preferred shareholder is entitled to purchase 1,200 shares for each preferred share owned on that date. We will also accept oversubscriptions, which we will fill at the discretion of the Executive Committee of our Board of Directors. We expect to end the offering on _________________, 2008 [45 days], although we may extend the offering without notice for up to 120 additional days.

Our common stock is listed and traded on the Over-the-Counter-Bulletin-Board under the symbol “MCBN.”

This offering is being conducted as a “best efforts” offering, which means that there is no assurance that we will sell all or any of the shares being offered. The offering is being conducted without incurring the costs associated with the services of an underwriter or broker.

This is a risky investment. The securities offered by this Prospectus are not deposits or accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Investing in our securities involves significant risks. Please see Risk Factors beginning on page 5 of this Prospectus.

	Offering Price	Commissions	Proceeds to Marco Community Bancorp, Inc.
Per Share	$	None	$

Maximum Offering	$	None	$

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _____________, 2008.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov.

The Securities and Exchange Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus and information that we later file with the Securities and Exchange Commission will automatically update and supersede this information. The following documents listed below are incorporated by reference and any future filings (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K) made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the common stock offered by this Prospectus:

➢	Annual Report on Form 10-K for the year ended December 31, 2007;

➢	Proxy Statement on Schedule 14A for the 2008 Annual Meeting of Shareholders;

➢	Quarterly Report on Form 10-Q for the quarter ended March 31, 2008; and

➢	Current Reports on Form 8-K filed on ____________________________.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following:

Laura Jennings
Assistant Vice President
Marco Community Bancorp, Inc.
1770 San Marco Road, Suite 201
Marco Island, Florida 34145
Telephone: (239) 259-1413

You can also find the above-referenced documents on our Internet site: www.marcocommunitybank.com. You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone else to provide you with additional or different information. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this Prospectus or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

SPECIAL CAUTIONARY NOTICE
REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements made herein, including information incorporated herein by reference to other documents, are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may”, “will”, “anticipate”, “assume”, “should”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “plan”, “point to”, “project”, “could”, “intend”, “target”, and other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	the effects of future economic, business and market conditions, domestic and foreign;

•	governmental monetary and fiscal policies;

•	legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators;

•	changes in accounting policies, rules and practices;

•
the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities;

•	credit risks of borrowers;

•	changes in the availability and cost of credit and capital in the financial markets;

•	changes in the prices, values and sales volumes of residential and commercial real estate;

•	the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

•	the failure of assumptions underlying the establishment of reserves for possible loan losses and other estimates;

•	the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions;

•	changes in technology or products that may be more difficult, costly, or less effective, than anticipated; and

•	the effects of war or other conflicts, acts of terrorism or other catastrophic events that may affect general economic conditions.

All written or oral forward-looking statements that are made by or are attributable to us are expressly qualified in their entirety by this cautionary notice. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date of this Prospectus, or after the respective dates on which such statements otherwise are made.

PROSPECTUS SUMMARY

This section summarizes selected information contained in this Prospectus. This summary does not contain all the information you may wish to consider before purchasing shares. We urge you to read the entire Prospectus carefully.

Marco Community Bancorp, Inc.

Our Business. Marco Community Bancorp, Inc. was organized in January 2003, to be a bank holding company. Our headquarters are located in Marco Island, Florida. We conduct business through our wholly-owned subsidiaries Marco Community Bank and Commercial Lending Capital Corp. As a bank holding company, Marco Community Bancorp, Inc. has greater flexibility than Marco Community Bank to diversify and expand its business activities, either through newly formed subsidiaries, such as Commercial Lending Capital Corp., or through acquisitions.

Marco Community Bancorp, Inc. is a legal entity separate from its subsidiaries. Our executive offices are located at 1770 San Marco Road, Suite 201, Marco Island, Florida, and our telephone number is (239) 259-1413.

Subsidiaries. Marco Community Bank, which opened on August 18, 2003, is a Florida-chartered Federal Reserve member commercial bank. Marco Community Bank is primarily engaged in the business of obtaining funds in the form of deposits and investing such funds in loans secured by commercial real estate and residential real estate primarily in Collier County Florida.

Our other wholly-owned subsidiary, Commercial Lending Capital Corp. (formerly MCB Commercial Lending Corp.) commenced a commercial lending brokerage business on November 8, 2004. Its offices are also located in Marco Island and it operates primarily in the same markets as Marco Community Bank.

The Offering

Securities Offered for Sale:	1,000,000 shares of common stock.
Offering Price:	$____ per share.
Record Date:	5:00 p.m. Eastern Time on ________________, 2008.
Basic Rights of Common Shareholders:
Each holder of shares of our common stock on the record date is entitled to purchase a number of shares of common stock equal to 20% of the number of shares that shareholder owned on the record date, or one share of common stock for each five common shares owned on that date.

Basic Rights of Preferred Shareholders:
Each share of our Series B preferred stock is convertible into 6,000 shares of common stock. Therefore, each holder of shares of our Series B preferred stock on the record date is entitled to purchase 1,200 shares of common stock for each preferred share owned on that date.

Oversubscription Privilege:
In addition to the shares we are offering in connection with your basic rights, we are also offering an additional 2__,___ shares. You may also subscribe for these additional shares and for any shares that are not purchased by our shareholders through the exercise of their basic rights. Oversubscriptions will be filled in the sole discretion of the Executive Committee of our Board of Directors.

Nontransferability:	You may not transfer your basic rights or your oversubscription privilege.
Minimum Subscription and Offering:	There is no minimum subscription requirement and no minimum number of shares is required to be sold in this offering.
Irrevocability:	Once you submit a subscription, you may not revoke it.
Best Efforts Offering:
We are offering the shares on a best efforts basis. This means there is no guarantee that we will be able to sell all or any of the shares offered. We intend to pay no commissions on shares we sell in this offering; however, we have reserved the right to retain brokers or sales agents to assist us in selling the shares, if we deem it necessary.

No Recommendation:	Our Board of Directors is making no recommendation as to whether you should subscribe for shares pursuant to either your basic right or your oversubscription privilege.

Use of Proceeds:	To provide operating capital (including additional allowances for loan losses, if necessary) and to support our continued growth.
Expiration Date:	The offering will terminate on ______________, 2008, unless extended by our Board of Directors for up to an additional 120 days.
Additional Documents:
In addition to the information contained in this Prospectus, this document also incorporates by reference portions of our 2007 Annual Report on Form 10-K, March 31, 2008 Quarterly Report on Form 10-Q, our Proxy Statement for our 2008 Annual Meeting of Shareholders and our Current Reports on Form 8-K dated ________________________.

Additional Information:
Please direct questions about this offering to:
Laura  Jennings
Assistant Vice President
Marco Community Bancorp, Inc.
1770 San Marco Road, Suite 201
Marco Island, Florida 34145
Telephone: (239) 259-1413

SUMMARY FINANCIAL DATA

We have derived the following selected consolidated financial and other data from our Consolidated Financial Statements and Notes thereto contained in our 2007 Annual Report on Form 10-K and March 31, 2008 Quarterly Report on Form 10-Q, which we are incorporating by reference into this Prospectus. You should read this data only in conjunction with those financial statements and notes. All dollars are in thousands, except per share data.
	At and for the Three Months Ended March 31, 2008 (Unaudited)	At and for the Year Ended December 31, 2007 (Audited)
Selected Balance Sheet Data:
Total assets	$162,573	$149,531
Total loans, net	$112,959	$119,876
Total deposits	$136,820	$123,713
Stockholders’ equity	$22,468	$22,818

Selected Operating Data:
Net interest income	$972	$5,427
Provision for loan losses	$100	$8,110
Net interest income (expense) after provision
for loan losses	$872	$(2,683)
Net (loss)	$(282)	$(5,095)
Net (loss) available to common shareholders	$(351)	$(5,130)

Per Share Data:
Basic and diluted (loss) per common share	$(0.11)	$(1.61)
Book value per common share	5.45	5.56
Common shares outstanding	3,222	3,222
Average common shares outstanding, basic	3,222	3,191
Average common shares outstanding, diluted	3,222	3,191

Performance Ratios (Annualized for the three months ended March 31, 2008):
Return on average assets	(0.72)%	(3.08)%
Return on average common shareholders’ equity	(6.40)%	(24.12)%
Non-interest expense to average assets	3.49%	3.90%
Net interest margin	2.64%	3.43%

Asset Quality Ratios:
Allowance for loan losses as a
percentage of total loans outstanding	3.22%	3.07%
Net charge-offs as a percentage
of average loans	0.11%	4.84%
Nonperforming loans as a percentage of
total assets	7.50%	8.16%

Capital Ratios:
Total risk-based capital ratio	16.42%	15.24%
Tier 1 risk-based capital ratio	15.14%	13.97%
Tier 1 leverage capital ratio	11.39%	10.86%
Total equity to total assets	13.82%	15.26%

RISK FACTORS

Investing in our common stock involves risk. In addition to the other information set forth elsewhere in this Prospectus, the following factors relating to us and our common stock should be carefully considered in deciding whether to invest in our common stock.

We may not be able to comply with the Written Agreement.

Our wholly-owned subsidiary, Marco Community Bank, has entered into a Written Agreement jointly with the Federal Reserve Bank of Atlanta and the Florida Office of Financial Regulation. Pursuant to this Written Agreement, we must address those regulatory agencies’ supervisory and regulatory concerns. If we cannot satisfactorily do so, Marco Community Bank and its directors could be subject to civil money penalties.

Marco Community Bank is limited in its ability to pay dividends to the holding company.

The Written Agreement also prohibits Marco Community Bank from paying dividends to the holding company, without regulatory approval. Dividends from Marco Community Bank (and our other subsidiary, Commercial Lending Capital Corp.) are our primary potential sources of income. Therefore, the dividend restriction on Marco Community Bank may limit the amount of funds available for us to pay dividends.

The slowing real estate market may continue to adversely affect our business.

A significant portion of our loan portfolio consists of mortgages secured by real estate located in Collier County, Florida. Real estate values have recently decreased and real estate markets have recently slowed and may be further affected by, among other things, changes in national, regional or local economic conditions; fluctuations in interest rates and the availability of loans to potential purchasers; changes in the tax laws and other governmental statutes, regulations and policies; and acts of nature. If real estate prices continue to decline in any of these markets, the value of the real estate collateral securing our loans could be further reduced. Such a reduction in the value of our collateral could increase the number of non-performing loans and adversely affect our financial performance.

We are not certain that our capital will be adequate to support growth.

We anticipate that our existing capital resources and the capital raised in this offering will be adequate to satisfy our capital requirements for the next 12 to 24 months. Future capital requirements depend on many factors, including the ability to successfully attract new customers and provide additional services, asset quality, the opening of new branches, and our profitability levels. If adequate capital is not available, we could be subject to an increased level of regulatory supervision, we may not be able to expand our operations, and our business, operating results, and financial condition could be adversely affected.

We have invested a significant amount in certain loan pools, which have deteriorated in quality since we purchased them.

We currently have $3.8 million in outstanding loans that were acquired in loan pool purchases. These short term loans are to borrowers with high credit scores and were used to finance the borrowers’ acquisition and renovation of residential real estate primarily in Duval and Hillsborough Counties, Florida. Due to liquidity and pricing weaknesses in those markets, as well as the financial deterioration of the loans’ servicer, we have concluded that the likelihood of full repayment of those loans is unlikely. Marco Community Bank is actively engaged in trying to mitigate any losses and is evaluating its options, including, but not limited to, selling the loan pools or accepting assignment of individual loans and pursuing refinancing or foreclosures. We may experience significant losses from loans in these pools.

Our business focus in the Collier County, Florida area makes us vulnerable to adverse economic conditions in the area.

Our operations are materially affected by and sensitive to the economy of our market area, Collier County, and are particularly impacted by the economic conditions in Marco Island. Because our business is focused in the Collier County area, we could be more affected by a weakening of this area’s economy than banking institutions with operations in more diverse geographical areas.

A continued slowdown in the economy could diminish the quality of our loan portfolio and our financial performance.

Adverse economic developments can impact the collectibility of loans and may negatively affect our earnings and financial condition. In addition, the banking industry in general is affected by economic conditions such as inflation, recession, unemployment, and other factors beyond our control. A prolonged economic recession or other economic dislocation could cause increases in nonperforming assets and impair the values of real estate collateral, thereby causing operating losses, decreasing liquidity, and eroding capital. We cannot assure you that future declines in the economy, particularly in our market area, would not have a material adverse effect on our financial condition, results of operations, or cash flows.

We are subject to government regulation and monetary policy that could constrain our growth and profitability.

We are subject to extensive federal and state government supervision and regulations that impose substantial limitations with respect to loans, purchase of securities, payment of dividends, and many other aspects of the banking business. Many of these regulations are intended to protect our depositors, the public, and the Federal Deposit Insurance Corporation, and not our shareholders. Future legislation or government policy could adversely affect the banking industry, our operations, or our shareholders. The burden imposed by federal and state regulations may place banks in general, and us specifically, at a competitive disadvantage compared to less regulated competitors. Federal economic and monetary policy may affect our ability to attract deposits, make loans, and achieve satisfactory operating results.

We could be negatively impacted by changes in interest rates and economic conditions.

Our results of operations may be materially and adversely affected by changes in prevailing economic conditions, including further declines in real estate market values, rapid changes in interest rates, and the monetary and fiscal policies of the federal government. Our profitability is partly a function of the spread between the interest rates earned on investments and loans and those paid on deposits and other liabilities. As with most banking institutions, our net interest spread is affected by general economic conditions and other factors that influence market interest rates and our ability to respond to changes in such rates. At any given time, our assets and liabilities may be affected differently by a given change in interest rates. As a result, an increase or decrease in rates could have a material adverse effect on our net income, capital and liquidity. While we take measures to reduce interest rate risk, these measures may not adequately minimize exposure to interest rate risk.

We face competition from a variety of competitors.

We face competition for deposits, loans and other financial services from other community banks, regional banks, credit unions and other financial institutions. We also compete with other financial service providers, including consumer finance companies, securities brokerage firms, mortgage brokers, insurance companies, and mutual funds, for loans and alternative investment products. Some of these financial institutions and financial service providers are not subject to the same degree of regulation as we are. We face increased competition due to the recently enacted Gramm-Leach-Bliley Act, which allows insurance firms, securities firms, and other non-traditional financial companies to provide traditional banking services. Due to the growth of the Collier County area, it can be expected that significant competition will continue from existing financial services providers, as well as new entrants to the market.

Our loans-to-one borrower limit restricts our ability to compete with larger financial institutions.

Our loans-to-one borrower loan limit is approximately $4.4 million, subject to further reduction based on regulatory criteria relevant to any particular loan.  Accordingly, the size of loans which we can offer to potential customers is less than the size which several of our competitors with larger loan limits are able to offer. This limit has affected and will continue to affect our ability to seek relationships with larger businesses in our market. We attempt to accommodate loan requests in excess of our loan limit by the sale of portions of such loans to other banks. However, we may not be successful in attracting or maintaining customers seeking larger loans or in selling portions of such larger loans on terms that are favorable to us.

Our directors have substantial control over our company, which could delay or prevent a change of control favored by our other shareholders

Our directors, if acting together, are able to significantly influence all matters requiring approval by our shareholders, including elections of directors and the approval of mergers or other business combination transactions. They own 1,036,611 shares, representing approximately 32.17% of the total number of shares outstanding before this offering. The interest of these shareholders may differ from the interests of our other shareholders, and these shareholders, acting together, will be able to influence all matters requiring approval by shareholders. As a result, these shareholders may approve or cause us to take actions of which you may disapprove, or that may be contrary to your interests and those of other investors.

Investors may face dilution resulting from the issuance of common stock in the future.

We can issue common stock without shareholder approval, up to the number of authorized shares set forth in our Articles of Incorporation. Our Board of Directors may

determine from time to time a need to obtain additional capital through the issuance of additional shares of common stock or other securities, subject to limitations imposed by the Federal Reserve Board. There can be no assurance that such shares can be issued at prices or on terms better than or equal to the terms obtained by our current shareholders. The issuance of any additional shares of common stock by us in the future may result in a reduction of the book value or market price, if any, of the then-outstanding common stock. Issuance of additional shares of common stock will reduce the proportionate ownership and voting power of our existing shareholders.

Shares of our preferred stock may be issued in the future, which could materially adversely affect the rights of the holders of our common stock.

Pursuant to our Articles of Incorporation, we have the authority to issue additional series of preferred stock and to determine the designations, preferences, rights and qualifications or restrictions of those shares without any further vote or action of the shareholders. The rights of the holders of our common stock will be subject to, and may be materially adversely affected by, the rights of the holders of any preferred stock that may be issued by us in the future.

Our common stock is not an insured bank deposit and is subject to market risk.

Our shares of common stock are not deposits, savings accounts or other obligations. Our subsidiaries or any other depository institution, are not guaranteed by us or any other entity, and are not insured by the Federal Deposit Insurance Corporation, or any other governmental agency.

We may need additional capital in the future and this capital may not be available when needed or at all.

We may need to incur additional debt or equity financing in the near future to fund future growth and meet our capital needs. We cannot assure you that such financing will be available to us on acceptable terms or at all. If we are unable to obtain future financing, we may not have the resources available to fund our planned growth.

Future sales of our common stock could depress the price of the common stock.

Sales of a substantial number of shares of our common stock in the public market by our shareholders, or the perception that such sales are likely to occur, could cause the market price of our common stock to decline.

Although publicly traded, our common stock has substantially less liquidity than the average trading market for a stock quoted on the Over-the-Counter-Bulletin-Board, and our price may fluctuate in the future.

Although our common stock is listed for trading on the Over-the-Counter-Bulletin-Board, the trading market in our common stock is not very liquid. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. The market price of our common stock may fluctuate in the future, and these fluctuations may be unrelated to our performance. General market price declines or overall market volatility in the future could adversely affect the price of our common stock, and the current market price may not be indicative of future market prices.

USE OF PROCEEDS

Net proceeds that we receive from this offering will be used to provide operating capital (including additional allowances for loan losses, if necessary) and to support our continued growth.  As conditions permit, we may also use the proceeds of this offering to take advantage of growth and revenue-enhancing opportunities, including possibly opening new branches, and to provide more convenience and services to existing and potential customers.

THE OFFERING

General

Securities Offered. We are offering to sell our common and preferred shareholders 1,000,000 shares of our common stock at $_____ per share. The CUSIP number for our common stock is 566246104.

Shareholders may subscribe for shares, pursuant to their basic subscription right, based on their holdings as of the record date of _________, 2008. Pursuant to the basic subscription right, each common stock shareholder may purchase a number of shares equal to 20% of the number of shares of common stock they owned on the record date, or one share for every five shares of common stock owned on that date. For example: a common stock shareholder who owns 100 shares, may purchase 20 shares in this offering pursuant to the shareholder’s basic subscription right. On the record date, there were ______ shares of common stock outstanding; so, ____ shares of common stock have been reserved for sale pursuant to basic subscription rights of our common standards.

Each share of our Series B preferred stock is convertible into 6,000 shares of our common stock. Therefore, based on the same 20% basic subscription right for common shareholders, each Series B preferred stock shareholder may purchase 1,200 shares for each share of Series B preferred stock held on the record date. For example: a Series B preferred stock shareholder who owns two shares, would receive 12,000 common shares upon conversion. Therefore, a Series B preferred stock shareholder who owns to shares may purchase 2,400 shares pursuant to the shareholder’s basic subscription right. On the record date, there were 96 shares of Series B preferred stock outstanding. If those preferred shares were converted to common shares, they would become 576,000 common shares; so, 115,200 shares of common stock have been reserved for sale pursuant to basic subscription rights of our preferred standards.

In addition to the shares we are offering in connection with basic subscription rights, we are also offering an additional 2__,___ shares. You may also subscribe for these additional shares and for any shares that are not purchased through the exercise of basic subscription rights. This is called the oversubscription privilege. Oversubscriptions will be filled in the sole discretion of a Subscription Committee composed of members of our Board of Directors.  Neither your basic subscription right, nor your oversubscription privilege, are transferable and they will not be evidenced by any certificates. Any shares for which you do not subscribe will be used to fill oversubscriptions of other shareholders.

No fractional shares will be issued and any fraction will be rounded up to the next whole number.

Minimum and Maximum Subscriptions. Shareholders are not required to subscribe for the purchase of any minimum number of shares in this offering. There is no maximum number of shares which any person or group of affiliated persons will be permitted to purchase, except as governed by any applicable regulatory restrictions. See “Regulatory Limitations.”

Dilution. If you do not exercise at least your basic subscription right, your percentage ownership interest in Marco Community Bancorp, Inc. will decline.

Best Efforts. We are offering the shares on a best efforts basis, and we are not required to issue any minimum number of shares in the offering. We will consummate the offering if any valid subscriptions are received, unless our Board of Directors terminates the offering entirely. Our Board has determined that it is not necessary to incur the costs associated with an underwriter, broker or sales agent and, thus, has not engaged one to assist with the offering. If we determine that the services of an underwriter, broker or sales agent is necessary to raise capital in this offering, we have reserved the right to do so.

Expiration Time. The offering will remain open for 45 days following the date of this Prospectus. Subscriptions to purchase shares must be received no later than 5:00 p.m., Eastern time, on ______________, 2008. Our Board of Directors may extend the expiration date of the offering for up to 120 days or terminate the offering at any time.

Acceptance of Subscriptions. Basic subscriptions will be accepted on a pro-rata basis as described herein, unless regulatory pre-clearance is required. We reserve the right to accept or reject all oversubscriptions, in whole or in part. The Executive Committee of our Board of Directors will review each oversubscription and determine whether, and to what extent, to accept it.

Subscription Proceeds. Subscription proceeds will be deposited in an account at Marco Community Bank when received. Once shares have been issued, the proceeds will become part of our working capital. Proceeds for oversubscriptions that are not accepted will be returned without interest to subscribers within ten business days following the rejection.

Registration of Securities. We have registered these shares under the Federal securities laws, but not under the securities laws of any states. We will not make sales to residents of any states where the offering must be registered, or an exemption is not available. Residents of states other than Florida are responsible for locating the appropriate exemption or registering any future sales or purchases of our securities.

Offering Expenses. We estimate that the expenses associated with this offering will not exceed $50,000. If, however, we retain an underwriter, broker or sales agent to assist in the sales effort, those expenses will be greater.

Procedure for Subscribing for Shares

If you wish to participate in the offering and invest in the shares, you may do so by completing and signing the Stock Order Form included with this Prospectus, and delivering it to us before the expiration time, together with payment in full of the offering price for all the shares for which you have subscribed including any oversubscription. Payment must be payable to “Marco Community Bancorp, Inc.” and made by:

•	check or bank draft drawn on a U.S. bank;

•	cashier’s check or money order; or

•	funds transferred via wire transfer.

The offering price will be deemed to have been received only upon the;

▪	clearance of any personal check; or

▪	receipt of any certified check or bank draft drawn upon a U.S. bank, any cashier’s check, money order, or wire transfer.

An addressed envelope is included with this Prospectus for the return of the Stock Order Form. If you wish to pay by personal check, please note that the funds may take at least five business days to clear. Accordingly, any such payment of the offering price should be sent in time to ensure that payment is received and clears by the expiration date of the offering.

The address to which Stock Order Form and payment of the offering price should be delivered is:

Marco Community Bancorp, Inc.
1770 San Marco Road, Suite 201
Marco Island, Florida 34145
Attention: Laura Jennings
Assistant Vice President

If the amount you send with your Stock Order Form is not the exact amount required to purchase the number of shares that you indicate are being subscribed for, or if you do not specify the number of shares to be purchased, then you will be deemed to have subscribed to purchase shares to the full extent of the payment tendered (subject to reduction to the extent necessary to comply with any regulatory limitation).

Failure to include the full offering price with your subscription may cause us to reject your subscription. The method of delivery of the Stock Order Form and payment of the offering price is at your election and risk. If you send your subscription by mail, we recommend that you use registered or express mail, return receipt requested.

A Subscription Committee of our Board of Directors will determine all matters concerning the timeliness, validity, form and eligibility of Stock Order Forms, and its decisions will be final and binding. In the committee’s sole discretion, we may waive any defect or irregularity in any subscription, may permit any defect or irregularity to be corrected within such time as we may allow, or may reject the purported subscription. Stock Order Forms will not be deemed to have been received or accepted until all irregularities have been waived or cured within the allotted time. We have no duty to give a subscriber notice of any defect or irregularity in a Stock Order Form submitted, and no one will incur any liability for failure to give such notice.

Regulatory Limitations

If you would own 10% or more of our common stock after the offering (5% in some circumstances), you may be required to provide certain information to, and seek the prior approval of, the Federal Reserve. We will not be required to issue shares of common stock in the offering to any person who, in our opinion, would be required to obtain prior clearance or approval from the Federal Reserve to own or control such shares if, at the expiration date, such clearance or approval has not been obtained or any required waiting period has not expired. We reserve the right to reduce or reject, in whole or in part, any subscription which would require prior regulatory application or approval if such has not been obtained before the applicable offering expiration date.

Subscriptions for Shares May Not Be Revoked by Subscribers

A subscriber may not revoke his or her subscription once it has been received. Stock Order Forms are not binding on us until we have accepted such subscriptions.

Issuance of Common Stock

Certificates representing the shares of common stock purchased in the offering will be delivered to purchasers or their brokers as soon as practicable after subscriptions for such shares have been accepted by us. No fractional shares will be issued, and any fractions will be rounded up to the next whole number.

Right to Terminate the Offering

We expressly reserve the right, at any time before or after the delivery of common stock, to terminate the offering if the offering is prohibited by law or regulation or if our Board of Directors concludes, in its sole judgment, that it is not in our best interests to complete the offering under current circumstances.

Manner of Distribution

Directors and employees who assist in the offering will not receive any compensation for such services. No person is authorized to make statements about us unless such information is set forth in this Prospectus, nor is any person authorized to render investment advice.

Requests for Additional Information

If you have questions or require additional information concerning the offering, or would like to receive copies of documents incorporated by reference into this Prospectus, please contact Laura Jennings, Assistant Vice President at (239) 259-1413.

No Recommendation

Neither our Board of Directors nor management has expressed an opinion or has made any recommendation as to whether anyone should purchase shares in the offering. You must make any decision to invest in the shares based upon your own evaluation of the offering in the context of your best interests.

Determination of Offering Price

We have established the offering price of the shares by considering several factors, including the current market value of our common stock, our financial and operational condition, and our capital needs. We have neither sought nor obtained a valuation opinion from an outside financial consultant or investment banker as to the value or price of our shares in connection with this offering.

INFORMATION ABOUT US

General Information

We are a bank holding company that owns and operates Marco Community Bank, a Florida state-chartered bank located in Marco Island, Florida and Commercial Lending Capital Corp., a commercial loan brokerage business also headquartered in Marco Island, Florida. The holding company was incorporated under the laws of the State of Florida on January 28, 2003, for the purpose of organizing Marco Community Bank and purchasing 100% of the to-be-issued capital stock of the bank.

Marco Community Bank commenced business operations on August 18, 2003. To promote a community bank atmosphere, our corporate headquarters has a self-contained community room used by condominium associations and local civic groups. The holding company utilizes 829 square feet of that facility for its corporate offices and the bank occupies 7,228 square feet and three drive-through lanes.

Our other wholly-owned subsidiary, Commercial Lending Capital Corp. was incorporated on October 22, 2004, and commenced a commercial lending brokerage business on November 8, 2004. Its offices are also located on Marco Island and it operates primarily in the same markets as the bank.

Market Area and Competition

Our primary service area has experienced steady growth in both jobs and banking deposits in recent years. Marco Island is the primary residential and commercial center in the southeast part of Collier County, Florida. Collier County maintains a steady tourist, industrial and agricultural base, which has been expanding in recent years. The largest employers in the county include Collier County School Board, Naples Community Hospital, Inc., Publix Supermarket, Inc., Collier County Board of County Commissioners, Marriott Corporation, Winn-Dixie Stores, Inc., the Ritz Carlton Hotel, and Naples Grande Hotel. Agricultural activities in the county center around the cattle, produce and saltwater fishing industries. Numerous resorts, hotels and other tourist facilities are located in Marco Island, as well as a number of winter residences.

Competition among financial institutions in our primary service area is intense. There are nine other commercial banks with a total of eleven branches in Marco Island. All nine banks are affiliated with larger bank holding companies. There are no savings associations or credit unions located in Marco Island; however, savings associations and credit unions are located in nearby communities.

Through Marco Community Bank, we offer a full range of interest bearing and non-interest bearing deposit accounts, including commercial and retail checking accounts, money market accounts, individual retirement and Keogh accounts, regular interest bearing savings accounts and certificates of deposit with fixed and variable rates and a range of maturity date options. Sources of deposits are residents, businesses and employees of businesses within our market area, obtained through the personal solicitation of our officers and directors, direct mail solicitation and advertisements published in the local media. We pay competitive interest rates on time and savings deposits. In addition, we have a service charge fee schedule competitive with other financial institutions in our market area covering such matters as maintenance fees on checking accounts, per item processing fees on checking accounts and returned check charges.

Loan Portfolio

We consider the maintenance of a well-underwritten and diversified loan portfolio a prudent and profitable method of employing funds raised through deposits. Marco Community Bank’s objective is to maintain a high quality, diversified credit portfolio consisting of commercial, consumer and mortgage loans. The bank originates a minimal amount of subprime and speculative type loans due to the high risk involved in these types of loans. During the past two years, however, Marco Community Bank purchased approximately $21 million in pooled loans; these loans are described in more detail under Loan Pools and Allowance for Loan and Lease Losses.

Our loan policy provides our lenders with a moderate amount of discretion, while assuring compliance within banking regulations. The bank Board’s Loan Committee is responsible for ensuring the soundness of the bank’s credit policy, adherence to lending policies and compliance with applicable laws, rules and regulations. To fulfill these responsibilities, the Loan Committee reviews the adequacy of the bank’s credit policy on at least an annual basis and reviews all large loans and monitors the performance of the loan portfolio on an ongoing basis. Either the Loan Committee or the full Board of Directors approves every loan the bank makes greater than an individual officer’s moderate loan authority.

Loan Pools and Allowance for Loan and Lease Losses

            During 2007 and the first quarter of 2008, Marco Community Bank made provisions to its allowance for loan and lease losses of $8.21 million and charged off a net of $6.50 million in loans against the allowance. The increased provision and charge offs were primarily related to portions of loan pools former bank officers had purchased through Allen C. Ewing & Company, issued by Atlantic Capital Associates, Inc., Jacksonville, Florida. A number of other Florida-based banks also purchased portions of those loan pools. The pools consisted of short term loans to borrowers with predominantly high credit scores, which were used to finance the borrowers’ acquisition and renovation of residential real estate primarily in Duval and Hillsborough Counties, Florida. Following regulatory criticism of the pools, and due to real estate liquidity and pricing weaknesses in those markets, management further concluded that the likelihood of full repayment of those loans was in doubt and made the provisions and took the charge offs described above.

As of March 31, 2008, Marco Community Bank had $3.8 million of loans in the pools remaining, which comprised a portion of the bank’s total of $11.0 million in impaired loans. After the charge offs described above, we believe that our allowance for loan and lease losses is sufficient to cover any additional charge offs in its loan portfolio. Management, however, is actively engaged in trying to recover losses, reducing the amount of other impaired loans, and evaluating the bank’s options regarding the loans in the pools, including, but not limited to, selling the loans, continuing to collect from the borrowers and/or pursuing refinancing or foreclosures. The bank has accepted assignment of individual loans from the pools and a new servicing agent has been appointed to service the loans.

In April 2008, the Federal Reserve delivered its results of an examination of Marco Community Bank conducted as of October 31, 2007. As a result of this examination, in the Federal Reserve’s opinion, the bank’s allowance for loan losses was inadequate based on the Federal Reserve’s evaluation of the quality of the bank’s loan portfolio. We do not believe the allowance is inadequate and will address the Federal Reserve’s concerns in the bank’s response to the examination. Also, since the receipt of the examination report, the bank’s borrowers have paid-down or paid-off certain loans, which management believes will support its position. We are unable to determine the ultimate outcome of this issue at this time.

Deposit Generation

We compete aggressively for deposits in the Marco Island market. Among Marco Community Bank’s product offerings are online business banking, checking accounts, cash management services, safe deposit boxes, travelers’ checks, direct deposit of payroll and social security checks, wire transfers, telephone banking and automatic drafts. We believe these accounts and products are profitable when considering the entire potential customer relationship, which may include other deposit accounts, loans, and sources of fee income.

We also offer certificate of deposit promotions designed to attract customers that we intend to cross-sell other services, including loan products. Our goal is to attract customers who will become permanent customers due to more responsive, more personalized, and faster service. We also seek to garner as many zero interest or low cost deposits as possible.

We offer a tiered money market/savings product that pays higher rates on higher deposit balances. We believe this deposit vehicle allows the Bank to compete with money market mutual funds and other financial institutions. At March 31, 2008, we also had $31.6 million in national market Certificates of Deposit.

Loan Brokerage

The mission of our commercial lending subsidiary, Commercial Lending Capital Corp., is to provide commercial loans to our customers that would otherwise seek financing elsewhere because of credit limit constraints. That flexibility is created by participating loans among various banks. Commercial borrowers can receive high touch community bank service with borrowing amounts that are associated with regional bank credit limits.

Supervision and Regulation and Supervisory Agreement

As a registered bank holding company, Marco Community Bancorp, Inc. is subject to an extensive body of federal and state banking laws and regulations, which impose specific requirements and restrictions on virtually all aspects of our operations. Those requirements and restrictions are increased, due to the Written Agreement described below. We are also affected by government monetary policy and by regulatory measures affecting the banking industry in general. Any change in applicable laws or regulations may have a material adverse effect on our business and prospects.

On August 14, 2007, our wholly-owned subsidiary, Marco Community Bank entered into a Written Agreement jointly with the Federal Reserve Bank of Atlanta and the Florida Office of Financial Regulation. The purpose of the Written Agreement is for the bank to address the Federal Reserve’s and Florida Office’s supervisory and regulatory concerns primarily related to the volume of certain loan pools which are described elsewhere in this Prospectus, as well as other loan quality issues. The Written Agreement requires the bank to take corrective actions within specified time frames, which may be extended with the consent of the Federal Reserve and the Florida Office. Failure to comply with the terms of the Written Agreement could result in the assessment of civil money penalties against the bank and the members of its Board of Directors.

The actions to be taken include an evaluation by Marco Community Bank’s Board of Directors of its current management and staffing to determine if any additional or replacement personnel are needed; the preparation and implementation of a strategic business plan and budget designed to improve the bank’s financial condition and credit risk management; a review and adoption of any necessary revisions to the bank’s loan policy and loan review/grading program; a reduction of the bank’s volume of adversely classified assets; and the continual monitoring of the bank’s allowance for loan and lease losses. In addition, Marco Community Bank may not make any loans to borrowers who previously had loans charged-off by the bank; must prepare a plan to effectively manage the bank’s capital relative to its volume of adversely classified assets, anticipated growth and risk profile; and may not pay any dividends without regulatory consent. As of the date of this Prospectus, Marco Community Bank considers itself to be in compliance with substantially all conditions of the Written Agreement.

Since entering into the Written Agreement, management and the Board of Directors have taken the following actions: (i) the Board’s operating committee structure has been realigned to facilitate greater involvement in the bank; (ii) key management changes have been made at the bank, with Richard Storm, Jr. being named President and Chief Executive Officer, and the addition of a new Chief Credit Officer, a new Commercial Lending Team Leader and an Executive Vice President/Operations Officer; (iii) the establishment of a sub-committee to undertake a full review of all officers, senior managers, and department heads; (iv) the establishment of new lending authorities, as well as scopes and limits for all loan officers; (v) the retention of an independent third party which has conducted a loan review; (vi)  the development and implementation of various plans to reduce the volume of classified loans; (vii) the charging off of all assets classified as “loss” and establishing an allowance for loan losses that the Board has determined to be appropriate; (viii) the restricting of transactions with the holding company; and (ix) the preparation of a formal business plan.

LEGAL MATTERS

The validity of the shares of common stock to issued in this offering will be passed upon for us by Igler & Dougherty, P.A., 2457 Care Drive, Tallahassee, Florida 32308.

EXPERTS

Our consolidated financial statements as of December 31, 2007 and 2006, and for the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference herein in reliance upon the reports of Hacker, Johnson & Smith, P.A., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses payable in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commission. All of such expenses will be paid by underwriting discounts and commissions. All of such expenses will be paid by us. We will not, however, pay for expense such as commissions and discounts of brokers, dealers or agents for the fees and expenses of counsel, if any, for the selling shareholders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$255
Accounting fees and expenses	$5,000
Legal fees and expenses	$25,000
Printing and shipping	$5,245
Miscellaneous	$1,000
Total	$36,500

ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide that we shall indemnify our directors, employees and agents to the fullest extent permitted by Florida law.

Under Florida law, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of duty of care or any other duty owed to us as a director, unless the breach of or failure to perform those duties constitutes:

•	a violation of criminal law, unless the director had reasonable cause to believe his conduct was unlawful, or had no reasonable cause to believe his conduct was unlawful;

•	a transaction from which the director received an improper personal benefit;

•	an unlawful corporate distribution;

•	an act or omission which involves a conscious disregard for our best interests or which involves willful misconduct; or

•	an act of recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES

On November 15, 2007, we completed an offering of our Series B preferred stock by issuing 96 shares of the preferred stock. The offering raised $4,896,000 in gross proceeds, at an offering price of $51,000 per share. Our directors and directors of our subsidiaries purchased in excess of 40% of the shares sold. $3.0 million of the proceeds have been downstreamed to Marco

Community Bank, to support the bank’s corporate and business strategies. The capital infusion will strengthen the bank’s capital position and help allow it to take advantage of opportunities available in the future. The remainder has been retained by the holding company as capital reserves. The shares of preferred stock do not have voting rights, but do have a liquidation preference value of $51,000 per share. Noncumulative cash dividends on the shares are payable semiannually in arrears at an annual rate of $2,900. At our discretion, at least two years after issuance, we may convert the shares of preferred stock into shares of common stock at a rate of 6,000 shares of common stock per one share of preferred stock; provided, however, that we may also convert the shares of preferred stock upon an event resulting in a change in control. The shares of preferred stock sold in the offering were sold to accredited investors only and issued in reliance upon exemptions from registration available under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended, and are “restricted securities.” No underwriter or sales agent was utilized, and no commissions were paid or discounts granted, in the offering.

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits.

The exhibits denominated with (a) were filed with our Form SB-2, which was filed with the Securities and Exchange Commission on March 7, 2003; those denominated with (b) were field with our Form 10-QSB, which was filed with the Securities and Exchange Commission on November 15, 2004; and those denominated with an (c) were filed with our Form 10-Q, which was filed with the Securities and Exchange Commission on May 9, 2008.

Exhibit No.		Description of Exhibit

(a)	3.1	Articles of Incorporation of Marco Community Bancorp, Inc
(a)	3.2	Bylaws of Marco Community Bancorp, Inc.
(a)	4.1	Specimen Common Stock Certificate
	5.1	Legal Opinion of Igler & Dougherty, P.A.
(b)	10.1	Employee’s Stock Option Plan
(b)	10.2	Directors’ Stock Option Plan
(b)	10.3	Advisory Directors’ Stock Option Plan
(c)	10.4	Employee Severance Agreement with Paul Nidasio
(c)	10.5	Employee Severance Agreement with Anthony Iannotta
(c)	10.6	Employee Severance Agreement with David Klein
	21.1	Subsidiaries
	23.1	Consent of Hacker, Johnson & Smith, P.A.
	23.2	Consent of Igler & Dougherty, P.A. (included in Exhibit 5.1)

(b)	Financial Statement Schedules.

The following documents are incorporated by reference into this report from our 2007 Form 10-K.

•	Audited Consolidated Financial Statements of Marco Community Bancorp, Inc. (including all required schedules):

1.	Report of Independent Registered Public Accounting Firm;
2.	Consolidated Balance Sheets at December 31, 2007 and 2006;
3.	Consolidated Statements of Operations, Stockholders’ Equity, Comprehensive Income (Loss), and Statements of Cash Flows for years ended December 31, 2007 and 2006.
4.	Notes to Consolidated Financial Statements

The following documents are incorporated by reference into this report from our March 31, 2008 Form 10-Q.

•	Unaudited Consolidated Financial Statements of Marco Community Bancorp, Inc. (including all required schedules):

1.	Condensed Consolidated Balance Sheet at March 31, 2008;
2.	Condensed Consolidated Statements of Operations, Stockholders’ Equity, Comprehensive Income (Loss), and Statements of Cash Flows for quarters ended March 31, 2008 and 2007.
3.	Notes to Condensed Consolidated Financial Statements

ITEM 17.   UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(A)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining liability under the Securities Act,  each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)(§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement a of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7)( §230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430(A) (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or registration statement or prospectus that is part of the registration statement will, a to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part or the registration statement or made in any such document immediately prior to such date first use.

(5)           That, for purposes of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant.

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling  person in connection  with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marco Island, State of Florida, on June 3, 2008.

MARCO COMMUNITY BANCORP, INC.

By:	/s/ Richard Storm, Jr.
Richard Storm, Jr.
Principal Executive Officer, Chairman and
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Storm, Jr., Thomas M. Whelan, Stephen L. McLaughlin and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ John V. Cofer John V. Cofer, Director	June 4, 2008 Date

Joel M. Cox, Sr., Director	Date

Bruce G. Fedor, Director	Date

/s/ Jamie B. Greusel Jamie B. Greusel, Director	June 4, 2008 Date

/s/ Robert A. Marks Robert A. Marks, Director	June 3, 2008 Date

/s/ Stephen A. McLaughlin Stephen A. McLaughlin, Director & President	Date

E. Terry Skone, Director	Date

/s/ Richard Storm, Jr. Richard Storm, Jr., Principal Executive Officer, Chairman & CEO	June 3, 2008 Date

/s/ Thomas M. Whelan Thomas M. Whelan, Principal Financial Officer	June 5, 2008 Date

You should rely only on the information contained in this prospectus or information that is incorporated into the prospectus by reference. We have not authorized anyone to provide you with other or different information. Information contained in this prospectus was, to the best of our knowledge, correct when it was printed. Some of the information will change after the printing date because we continue to engage in our usual and customary business activities. The accidental or improper delivery of this prospectus to persons to whom it is unlawful to make an offer under state securities laws, shall not constitute an offer to sell the securities.

TABLE OF CONTENTS Where You Can Find More Information Special Cautionary Notice Regarding Forward-Looking Statements Prospectus Summary Summary Financial Data Risk Factors Use of Proceeds The Offering Information About Us Legal Matters Experts	8 12 12 17 17 23 23	MARCO COMMUNITY BANCORP, INC. SHAREHOLDERS’ RIGHTS OFFERING $___,000 1,000,000 SHARES $___ PER SHARE PROSPECTUS ______________, 2008

STOCK ORDER FORM	MARCO COMMUNITY BANCORP, INC.

Note:  Please read the Stock Order Form Guide and Instructions which accompany this form.

Deadline:  The offering began on ___________________, 2008. The offering must be completed on or before _______________, 2008, unless extended by the board of directors for up to an additional 120 days.

Number of Shares

	(1) Number of Shares		Price Per Share		(2) Total Amount Due
Basic Subscription Privilege		x	$_____	=	$
Oversubscription		x	$_____	=	$

There is no minimum subscription. Except as otherwise provided in the prospectus, no person, together with associates of, and persons acting in concert with such persons, may purchase more than 9.9% of the total number of shares outstanding following the completion of the offering.

Method of Payment

(3)	Enclosed is a check, draft or money order payable to Marco Community Bancorp, Inc..
for: $_____________.

(4)                 If you are purchasing through a broker/dealer, please list the name, address, and phone number in the space provided.

Company Name:	City:

Broker Name:	State:	Zip Code:

Street Address:	Phone Number:

E-mail Address:

Stock Registration

 ONE OWNERSHIP PER ORDER FORM

(5)	Form of share ownership
□	Individual	□	Tenants in Common
□	Joint Tenants	□	*Uniform Transfer or Gift to Minors
□	Individual Retirement Account	□	ERISA Retirement Plan
□	Tenants by the Entireties	□	Fiduciary/Trust (Under Agreement Dated __________) Subject to approval. See restrictions herein.
(husband and wife only)

* Minor’s Social Security Number Required

Name	Social Security or Tax I.D.
Name	Daytime Telephone
Street Address	Evening Telephone
City State Zip Code	State of Residence

(OVER)

OFFICE USE:     Date Received ____________     Check #_________     Amount $___________     Order #_______     Category ____   Initials ______

FINRA Affiliation (This section only applies to those individuals who meet the delineated criteria)

□ Check here if you are a member of the Financial Industry Regulatory Agency (“FINRA”), a person associated with a FINRA member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a FINRA member or person associated with a FINRA member has a beneficial interest. To comply with conditions under which an exemption from the FINRA’s Interpretation with Respect to Free-Riding and Withholding is available, you agree, if you have checked if the FINRA affiliation box: (1) not to sell, transfer or hypothecate the shares subscribed for herein for a period of three months following the issuance, and (2) to report this subscription in writing to the applicable FINRA member within one day of the payment therefore.

Acknowledgments

By signing below:

1.
I acknowledge receipt of the prospectus dated ________________, 2008 and that this subscription is subject to the terms and conditions contained therein. I understand that I may not change or revoke my subscription. I also certify that this subscription is for my own account and not for resale.

2.      I certify that:

(i)	the social security number or taxpayer identification number given herein is correct; and
(ii)	I am not subject to backup withholding.

If you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return, you must cross out Item (ii) above.

3.	I acknowledge that I have not waived any rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

4.	I acknowledge that Marco Community Bancorp, Inc. has the right to accept or reject any oversubscription in whole or part, in its absolute discretion.

THIS FORM MUST BE SIGNED AND DATED. THIS SUBSCRIPTION IS NOT VALID IF THE ORDER FORM IS NOT SIGNED.  YOUR SUBSCRIPTION WILL BE FILLED AS PROVIDED IN THE PROSPECTUS.

All purchasers must sign this form.  When purchasing as a custodian, etc., include your full title.
Signature Title (if applicable) Date 1. 2. 3.

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

RETURN THIS FORM TO:	Laura Jennings
Assistant Vice President
Marco Community Bancorp, Inc.
1770 San Marco Road, Suite 201
Marco Island, Florida 34145
Telephone: (239) 259-1413

MARCO COMMUNITY BANCORP, INC.
ORDER FORM GUIDE AND INSTRUCTIONS

Instructions

Items 1 and 2 – Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the purchase price of $____ per share. Except as otherwise provided in the prospectus dated _________________, 2008, no person, together with associates of, and persons acting in concert with such person, may purchase more than 9.9% of the total number of shares outstanding following the completion of the offering.

Marco Community Bancorp, Inc. has reserved the right to reject any oversubscription received in the offering, in whole or in part, in its absolute discretion.

Item 3 - Payment for shares may be made by check, bank draft, or money order made payable to “Marco Community Bancorp, Inc.” PLEASE DO NOT MAIL CASH.

Item 4 – If purchasing through a broker/dealer, please list the name, address, and phone number in this box.

Item 5 – The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Marco Community Bancorp, Inc. common stock. Print the name(s) in which you want the shares registered and the mailing address of the registration. Include the first name, middle initial, and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as “Mrs.,” “Mr.,” “Dr.,” “special account,” etc.

PLEASE DATE AND SIGN THE STOCK ORDER FORM WHERE INDICATED ON THE BACK.

PLEASE SEE YOUR LEGAL OR FINANCIAL ADVISOR IF YOU ARE UNSURE ABOUT THE CORRECT REGISTRATION OF YOUR STOCK.

Individual – The shares are to be registered in an individual’s name only.  You may not list beneficiaries for this ownership.

Tenants in Common – Tenants in common may identify two or more owners.  When shares are held by tenants in common, upon the death of one co-tenant, ownership of the shares will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant.  All parties must agree to the transfer or sale of shares held by tenants in common.  You may not list beneficiaries for this ownership.

Uniform Transfer or Gift to Minors – For residents of many states, shares may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act.  For residents in other states, shares may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states.  For either type of ownership, the minor is the actual owner of the shares with the adult custodian being responsible for the investment until the child reaches legal age.

On the first line, print the first name, middle initial, and last name of the custodian, with the abbreviation “CUST” and “Unif Tran Min Act” or “Unif Gift Min Act” after the name.  Print the first name, middle initial, and last name of the minor on the second “NAME” line.  Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state.  For example, shares held by John Doe as custodian for Susan Doe under the Florida Transfer to Minor Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act. FL.  Use the minor’s Social Security Number.  Only one custodian and one minor may be designated.

Joint Tenants – Joint Tenants with right of survivorship identifies two or more individuals. When shares are held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant.  You may not list beneficiaries for this ownership.

Tenants by the Entireties  –  Husband and wife only. Essentially the same as Joint Tenants.

Individual Retirement Account – An Individual Retirement Account for which the beneficiary is an Accredited Investor.

ERISA Retirement Plan – A 401(k), 403(b) or other similar plan.

Fiduciary/Trust – Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order.  Without a legal document establishing a fiduciary relationship, your shares may not be registered in a fiduciary capacity. Any trust ownership shall be subject to review and approval by legal counsel for the corporation.

On the first “NAME” line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first “NAME” line. Following the name, print the fiduciary “title” such as trustee, executor, personal representative, etc.

On the second “NAME” line, print either the name of the maker, donor, or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship.  The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock in the case of a trust is: “John D. Smith, Trustee for Thomas A. Smith Trust Under Agreement Dated June 9, 1987.”

Definition of Associate

A person’s associates consist of the following: (1) any corporation or other organization (other than Marco Community Bancorp, Inc.) of which such person is a director, officer, or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; provided, however, that such term shall not include any tax-qualified employee stock benefit plan of Marco Community Bancorp, Inc. in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (3) any relative or spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of Marco Community Bancorp, Inc.